Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

SPACCircle Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one redeemable warrant and one right ("Share Right") to receive one-half (1-2) of one Class A ordinary share upon the consummation of an initial business combination	(1)	457(a)	11,500,000	$10.00	$115,000,000.00		$10,005.00
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	11,500,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	11,500,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	457(a)	11,500,000	11.50	132,250,000.00		11,505.75
Fees Previously Paid	Equity	Share Rights included as part of the units	(5)	Other	11,500,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying Share Rights included as part of the units	(6)	457(a)	5,750,000	$10.00	$57,500,000.00		$5,002.50

Total Offering Amounts:							$304,750,000.00		26,513.25
Total Fees Previously Paid:									26,513.25
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares, 1,500,000 redeemable warrants and 1,500,000 Share Rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.